                                                                     Exhibit 2.4



                             AMENDMENT NO. 1 TO THE
                           RECAPITALIZATION AGREEMENT


            AMENDMENT NO. 1, dated as of April 23, 1998 (this "Amendment"), to the Recapitalization Agreement, dated as of March 6, 1998 (the "Agreement"), among ECCA Merger Corp., a Delaware corporation ("Newco"), Eye Care Centers of America, Inc., a Texas corporation (the "Company"), and the Sellers named therein (the "Sellers").

            WHEREAS, Newco, the Company and the Sellers (collectively, the "Parties") have entered into the Agreement; and

            WHEREAS, the Parties recognize that Section 2.6(a) of the Agreement contains an error not intended by the Parties at the time of entering into the Agreement; and desire to amend the Agreement to correct the aforementioned error; and

            WHEREAS, the Parties understand that any adjustment to the Merger Consideration pursuant to Section 2.13 of the Agreement would cause a post-closing adjustment to the Per Share Merger Consideration (as defined in the Agreement) and would therefore affect the consideration to be paid to all holders of interests in the Company entitled to payments under Section 2.6 of the Agreement, the Parties desire, in the interest of further certainty with regard to the timing and the amounts of payments to be made pursuant to Article II of the Agreement, to amend the Agreement expressly to provide for the several obligations of all of such interest holders to pay their respective pro rata portions of any Shortfall Amount (as defined in the Agreement), to make reference to the arrangements by which such interest holders will fund any such payments from the cash consideration otherwise payable to them upon the Effective Date (as defined in the Agreement) and to make certain related amendments;

            NOW THEREFORE, in consideration of the agreements and mutual premises contained herein and in the Agreement, the Parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 DEFINITIONS. For purposes of this Amendment, unless otherwise indicated, capitalized terms have the meanings ascribed to them in the Agreement.

                                   ARTICLE II

                                   AMENDMENTS

            2.1 AMENDMENTS TO SECTION 2.6(a). Section 2.6(a) of the Agreement is hereby amended as follows:

            (a) to delete from clause (v) thereof the words "in excess of $3,920,000, if any", so that clause (v) thereof shall read in its entirety as follows:

            "(v) the amount of the Company Transaction Expenses, less"; and

            (b) to amend the definition of "Per Share Merger Consideration" contained therein to read in its entirety as follows:

            "The "Per Share Merger Consideration" will be equal to (a) the Aggregate Merger Consideration divided by (b) the number of Common Shares outstanding immediately prior to the Effective Time, including the Outstanding Shares, the Class B Warrant Shares and the Deferred Shares (it being understood that the number of Deferred Shares deemed outstanding at such time for purposes of this Section
            2.6 shall include any fractional Deferred Shares required to be distributed in cash in accordance with the Company's Deferred Stock
            Plan), plus the number of Employee Option Shares subject to Employee Options canceled pursuant to Section 2.6(e), plus the number of Class A Warrant Shares subject to Class A Warrants retired and canceled pursuant to Section 2.6(d), plus the number of BNP Warrant Shares subject to the BNP Warrant canceled pursuant to Section 2.6(f)."

            2.2 ADDITION OF SECTION 2.6(h). Section 2.6 of the Agreement is hereby amended to add a paragraph (h), which shall read in its entirety as follows:

            "(h) Receipt of Payments. Notwithstanding anything to the contrary contained in this Section 2.6:

                  (i) any cash amount payable at the Effective Time to any
            holder of Common Shares (excluding Dissenter's Shares and Excluded Shares as of the Effective Time), Employee Option Shares or BNP Warrant Shares (each, a "Common Holder") shall be subject to the adjustment to the Per Share Merger Consideration, if any, to be made pursuant to Section 2.13. Accordingly, the amount of such cash payable by the Company to each Common Holder, other than any Potential Dissenting Shareholder (as defined in Section 2.9), shall be paid subject to the withholding by the Seller Representative of an amount equal to such Common Holder's Pro Rata Share (based on all securities of the Company other than Preferred Shares for which such Common Holder is entitled to cash consideration hereunder) of the aggregate amount which the Sellers shall agree shall be deposited in escrow for the purposes of funding the payment of any Shortfall Amount to the Company pursuant to Section 2.13. At the Effective Time, the Company shall pay such amount to be withheld by the Seller Representative in accordance with the instructions of the Seller Representative.

                  (ii) For purposes of this Section 2.6 and Sections 2.9 and
            2.13, a Potential Dissenting Shareholder shall be deemed a "Common Holder" until he shall have perfected his dissenter's rights in accordance with Article 5.12 of the TBCA. Any amounts that would otherwise be payable at the Effective Time to a Potential Dissenting Shareholder shall be retained by the Company until such time as the holder thereof shall have either (A) perfected his dissenter's rights or (B) consented to the Merger or otherwise waived, lost or failed timely to perfect his dissenter's rights, at which time the applicable provisions of Section 2.9 shall apply. In the case of any Potential Dissenting Shareholder who thereafter becomes entitled to receive the Per Share Merger Consideration with respect to such Potential Dissenting Shareholder's Common Shares pursuant to Section 2.9, the Company shall promptly thereafter pay to such holder the aggregate consideration to which he is then entitled.

                  (iii) The Seller Representative shall have authority to act on behalf of each Common Holder (other than a Potential Dissenting Shareholder) for purposes of giving instructions and notices to the Company, any of the Company's representatives and any escrow agent appointed by the Sellers with respect to the deposit, custody and release of funds to be escrowed pursuant to clause (i) hereof. Any Shortfall Amount that shall be paid to the Company from the funds in escrow shall be deducted from the escrowed amount with respect to each such Common Holder, and any additional amounts owed by a Common Holder shall be determined, on the basis of each such Common Holder's Pro Rata Share of the Aggregate Merger Consideration. Any Shortfall Amount that shall be payable by any former Potential Dissenting Shareholder who shall have theretofore received the aggregate consideration to which he was entitled in accordance with clause (ii) of this Section 2.6(h) shall be paid to the Company (based on such holder's Pro Rata Share of the Shortfall Amount) by such holder.

                  (iv) The parties acknowledge and agree that the escrow of
            funds otherwise payable to the Common Holders at the Effective Time in accordance with clause (i) of this Section 2.6(h) is intended for the benefit of the Sellers only and the Company is not an intended third party beneficiary of such escrow, provided that nothing in this clause (iv) shall be construed to limit any rights or remedies that may otherwise be available to the Company with respect to property or assets of such Common Holders generally, whether or not subject to an escrow."

            2.3 AMENDMENTS TO SECTION 2.9. Section 2.9 shall be amended to read in its entirety as follows:

            "2.9 Dissenter's Rights. A holder of Common Shares immediately prior to the Effective Time who shall not have consented to the Merger or otherwise waived, effectively withdrawn or lost such holder's right to dissent from the Merger under the TBCA (a "Potential Dissenting Shareholder") shall not be entitled to vote or exercise any other rights of a shareholder, including without limitation, any rights to any dividends or other distributions pursuant to this Article II. Any Person (including any Person who is a Potential Dissenting Shareholder as of the Effective Time) who shall have perfected his dissenter's rights in accordance with Article 5.12 of the TBCA and shall not have effectively withdrawn or lost such holder's right to dissent from the Merger under the TBCA (each, a "Dissenting Shareholder") shall be entitled to receive only the payment as provided by Article 5.12 of the TBCA with respect to Common Shares owned by such Dissenting Shareholder ("Dissenter's Shares"). If any Potential Dissenting Shareholder shall have failed properly to perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Common Shares, such shares shall thereupon be treated as though such shares had been converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.6(a). The Company shall give Newco (i) prompt written notice of any dissenters' demands for payment, attempted withdrawals of such demands and any other instruments served pursuant to applicable law received by the Company relating to dissenters' rights and (ii) the opportunity to direct all negotiations with respect to dissenters under the TBCA. The Company shall not, without the prior written consent of Newco, voluntarily make any payment with respect to any demands for payment by Dissenting Shareholders, offer to settle or settle any such demands or approve any withdrawal of such demands."

            2.4 AMENDMENTS TO SECTION 2.13(b). Paragraphs (v) and (vi) of
Section 2.13(b) shall be amended to read in their entirety as follows:

                  "(v) If Adjusted Net Working Capital is less than both Target
            Net Working Capital and Indicative Net Working Capital, then the Aggregate Merger Consideration shall be adjusted downward by the amount by which Adjusted Net Working Capital is less than Indicative Net Working Capital and the Sellers shall pay this shortfall amount (the "Shortfall Amount") to the Company; provided, however, that no adjustment payment shall be required unless the Shortfall Amount is greater than $100,000, in which event the Sellers shall pay the entire Shortfall Amount to the Company; provided, further, however, that if Indicative

            Net Working Capital is greater than Target Net Working Capital and Adjusted Net Working Capital is less than Target Net Working Capital then the Shortfall Amount shall not exceed the amount by which the Adjusted Net Working Capital is less than Target Net Working Capital. Amounts withheld by the Seller Representative, and deposited in escrow, in accordance with Section 2.6(h)(i) from the cash consideration to which the Common Holders are otherwise entitled at the Effective Time shall be held for the benefit of the Sellers in order to satisfy the several obligations of the Sellers to pay any Shortfall Amount; provided that, for such purpose, each Common Holder (including any Seller) shall be liable for only such Common Holder's Pro Rata Share of any Shortfall Amount.

                  (vi) If Adjusted Net Working Capital is greater than
            Indicative Net Working Capital and Indicative Net Working Capital is less than Target Net Working Capital, the Aggregate Merger Consideration shall be adjusted upward by the amount by which Adjusted Net Working Capital exceeds Indicative Net Working Capital and the Company shall pay to the Common Holders an aggregate amount equal to the excess (the "Excess Amount"); provided, however, that the amount of any upward adjustment to the Aggregate Merger Consideration, and any resulting payment by the Company to the Common Holders, shall not exceed the amount by which Indicative Net Working Capital is less than Target Net Working Capital; and provided, further, however, that no adjustment payment shall be required unless the Excess Amount is greater than $100,000, in which event the Company shall pay the entire Excess Amount to the Common Holders. Any Excess Amount payable by the Company shall be allocated among all Common Holders receiving any part of the Aggregate Merger Consideration in accordance with such Common Holders' respective Pro Rata Shares."

                                  ARTICLE III

                                 MISCELLANEOUS

            3.1 SCOPE OF AMENDMENTS. Except as otherwise expressly provided for in this Amendment, the Agreement shall remain in full force and effect. All references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended by this Amendment.

            3.2 COUNTERPARTS. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

            IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the Parties or their duly authorized representatives as of the date first above written.


                                          ECCA MERGER CORP.


                                          /s/ Warren C. Smith, Jr.
                                          --------------------------------------
                                          By:    Warren C. Smith, Jr.
                                          Title: Vice President


                                          EYE CARE CENTERS OF
                                          AMERICA, INC.


                                          /s/ Bernard W. Andrews
                                          --------------------------------------
                                          By:    Bernard W. Andrews
                                          Title: President and CEO


                                          SELLERS:

                                          EQUITY LINKED INVESTORS L.P.
                                          By:  Rohit M. Desai Associates
                                               General Partner


                                          /s/ Frank J. Pados
                                          --------------------------------------
                                          By: Frank J. Pados
                                              Attorney-in-fact


                                          EQUITY LINKED INVESTORS II
                                          By:  Rohit M. Desai Associates - II
                                               General Partner

                                          /s/ Frank J. Pados
                                          --------------------------------------
                                          By: Frank J. Pados
                                              Attorney-in-fact

                                          INDOSUEZ EYE CARE PARTNERS
                                          By:   Indosuez CM II, Inc., its
                                                Managing General Partner



                                          By:   /s/ Allen Gruenhut
                                                --------------------------------
                                                Allen Gruenhut
                                                Vice President



                                                By:   /s/ Michael F. Walsh
                                                     ---------------------------
                                                     Michael F. Walsh
                                                     Vice President


                                          BERNARD W. ANDREWS


                                          /s/ Bernard W. Andrews
                                          --------------------------------------

                                          NORMAN S. MATTHEWS


                                          /s/ Norman S. Matthews
                                          --------------------------------------

                                          RICHARD W. ROBERSON


                                          /s/ Richard W. Roberson
                                          --------------------------------------

                                          AGT HOLDINGS, LLC


                                          By:  /s/ Antoine Treuille
                                          --------------------------------------
                                               Name: Antoine Treuille
                                               Title:   President

                                          WILLIAM J. PUETZ


                                          /s/ William J. Puetz
                                          --------------------------------------


                                          JOHN HENRY WOLFORD



                                          /s/ John Henry Wolford
                                          --------------------------------------